Exhibit 1.1

HeadHunter Group PLC

Ordinary Shares,

in the form of American Depositary Shares

Underwriting Agreement

June 2, 2021

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

As representative (the “Representative”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

The shareholders named in Schedule II hereto (the “Selling Shareholders”) of HeadHunter Group PLC, a company incorporated under the laws of the Republic of Cyprus (the “Company”), propose, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 4,500,000 ordinary shares of the Company (the “Firm Shares”) to be delivered in the form of 4,500,000 American Depositary Shares, each representing one of the Company’s ordinary shares, nominal value €0.002 per share (the “Firm ADSs”), and, at the election of the Underwriters, up to 675,000 additional ordinary shares of the Company (the “Optional Shares” and, together with the Firm Shares, the “Shares”) to be delivered in the form of 675,000 ADSs (the “Optional ADSs”). The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “ADSs.”

The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement, dated as of May 8, 2019 (the “Deposit Agreement”), among the Company and JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the ADRs.

1.        (a)       The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)       A registration statement on Form F-3 (File No. 333-239560) (the “Initial Registration Statement”), including the base prospectus in respect of the Shares and the ADSs (the “Base Prospectus”), has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, including all documents incorporated by reference in the prospectus contained therein, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has been filed with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, in the form heretofore delivered to you, the Representative); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; any preliminary prospectus, including any preliminary prospectus supplement (together with the Base Prospectus) relating to the Shares and ADSs included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called the “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Shares and ADSs filed with the Commission pursuant to Rule 424(b) under the Act and deemed by virtue of Rule 430A, Rule 430B or Rule 430C under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares and ADSs, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares and ADSs filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares and ADSs is hereinafter called an “Issuer Free Writing Prospectus”; any reference herein to the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as pursuant to Item 6 of Form F-3 under the Act and the documents otherwise deemed to be a part thereof as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares and ADSs filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement;

(ii)          (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 10(c) of this Agreement);

(iii)         For the purposes of this Agreement, the “Applicable Time” is 5:30 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement), will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv)         The Registration Statement conforms at the time it was declared effective, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus on the date when such prospectus, amendment or supplement is first filed will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(v)        The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information and no such documents or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement;

(vi)        A registration statement on Form F-6 (File No. 333-231031) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to you has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii)       Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (A) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (B) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (1) any change in the share capital (other than as a result of (x) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (y) the issuance, if any, of ordinary shares upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or increase in the long-term debt of the Company or any of its subsidiaries or (2) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement and the Deposit Agreement or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(viii)       The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ix)         Each of the Company and each of its subsidiaries has been (A) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (B) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (B), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been listed in the Registration Statement;

(x)          The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued share capital of the Company, including the Shares represented by ADSs to be sold by the Selling Shareholders, have been duly and validly authorized, have been or will be duly and validly issued, fully paid and non-assessable and conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; and all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(xi)         The sale of the Shares and the issue and sale of the ADSs, the deposit of the Shares with the Depositary against issuance of the ADSs and ADRs evidencing the ADSs, the execution and delivery of this Agreement and the compliance by the Company with this Agreement and the Deposit Agreement and the consummation by the Company of the transactions contemplated in this Agreement, the Deposit Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the articles of association, by-laws or similar organizational documents of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (A) and (C) above for such conflicts, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the issue and sale of the ADSs, for the deposit of the Shares with the Depositary against the issuance of ADSs and ADRs evidencing the ADSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except for the registration under the Act of the Shares and ADSs and listing of the ADSs, the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, the approval for listing on the Nasdaq Global Select Market (the “Exchange”) and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters;

(xii)        The Shares represented by the ADSs have been duly and validly authorized and conform in all material respects to their description contained in the Registration Statement, Pricing Disclosure Package and the Prospectus and each of this Agreement and the Deposit Agreement will conform in all material respects to its description in the Registration Statement, the Pricing Disclosure Package and the Prospectus; subject to the payment of the purchase price for each Share, the Shares will be validly issued, fully paid and may be freely deposited by the Selling Shareholders with the Depositary against issuance of ADSs and ADRs evidencing ADSs;

(xiii)        Upon the due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing ADSs will be duly and validly issued under the Deposit Agreement and will be freely transferable by the Selling Shareholders to or for the account of the several Underwriters; and except as described in the Registration Statement and the Pricing Prospectus, there are no restrictions on subsequent transfers of the Shares or the ADSs; persons in whose names such ADRs evidencing ADSs are registered will be entitled to the rights of registered holders of ADRs evidencing ADSs specified therein and in the Deposit Agreement;

(xiv)       There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(xv)        Neither the Company nor any of its subsidiaries is (A) in violation of its articles of association, by-laws or similar organizational documents, (B) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (C) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (B) and (C), for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xvi)       The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Share Capital and Articles of Association,” “Description of American Depositary Shares,” and “Shares and ADSs Eligible for Future Sale,” insofar as they purport to constitute a summary of the terms of the Shares and the ADSs, under the caption “Material Tax Considerations,” and under the caption “Underwriting (Conflicts of Interest),” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

(xvii)      Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xviii)     The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(xix)        Subject to the qualifications, limitations and assumptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a “passive foreign investment company” as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the taxable year ending December 31, 2021;

(xx)         At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the ADSs, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xxi)        JSC “KPMG”, who have audited certain financial statements of the Company and its subsidiaries, are independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xxii)       Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Republic of Cyprus in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Republic of Cyprus of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Republic of Cyprus or that any stamp or similar tax in the Republic of Cyprus be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder;

(xxiii)       The Registration Statement, Pricing Prospectus, Prospectus, any Issuer Free Writing Prospectus and ADS Registration Statement and the filing of each of the foregoing with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company;

(xxiv)      The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that (i) has been designed to comply with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with applicable accounting principles. Except as described in the Pricing Prospectus and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting;

(xxv)       Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(xxvi)      No holder of any of the Shares or the ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares or ADSs; and except as set forth in the Pricing Prospectus, there are no limitations on the rights of holders of the Shares or the ADSs to hold, vote or transfer their securities;

(xxvii)     The Company has designed a system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act within the time period required, and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxviii)    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by the Deposit Agreement; this Agreement and the Deposit Agreement have been duly and validly authorized, executed and delivered by the Company, and the transactions contemplated hereby and thereby have been duly and validly authorized by the Company; and assuming due authorization, execution and delivery by the Depositary of the Deposit Agreement, the Deposit Agreement will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms;

(xxix)      None of the Company, any of its subsidiaries nor any of their respective directors, officers or controlled affiliates, nor, to the knowledge of the Company, any agent, employee or other person acting on behalf of the Company or any of its subsidiaries has, or hereinafter will have, directly or indirectly, (A) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (B) made, offered, promised or authorized any direct or indirect unlawful payment or gift of money or anything else of value; or (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”);

(xxx)       The Company, its subsidiaries and its controlled affiliates have conducted their businesses in compliance with applicable Anti-Corruption Laws and have instituted and maintain policies and procedures designed to promote and ensure compliance with such laws and with the representation and warranty contained herein, and which are reasonably expected to ensure continued compliance therewith;

(xxxi)      The Company will not directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws;

(xxxii)     The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of all applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, the Currency and Foreign Transactions Reporting Act of 1970, as amended, Russian Federal Law No. 115-FZ “On Combating the Legalization (Laundering) of Criminally Obtained Income and Funding of Terrorism,” and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxiii)    None of the Company or any of its subsidiaries or any director, officer or controlled affiliate, nor, to the knowledge of the Company, any agent or employee of the Company or any of its subsidiaries is or was, or is owned or controlled by one or more individuals or entities that at the time of the dealing or transaction is or was the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria); and the Company will not directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, in any manner that would result in a violation of Sanctions by any Person that is a party to this Agreement or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; for the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions in violation of applicable Sanctions (i) with any Person who is or was the subject of Sanctions, or (ii) in any country or territory, that at the time of the dealing or transaction is or was the subject of comprehensive Sanctions (e.g., Crimea, Cuba, Iran, North Korea, Sudan and Syria);

(xxxiv)    The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods covered thereby; the supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein; the selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein; except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder; all disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxxv)     Under the laws of the Republic of Cyprus, each holder of ADSs and ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company;

(xxxvi)    From the time of the initial confidential submission of a registration statement in respect of the Shares with the Commission through the date hereof, the Company has been and is (A) an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”) and (B) a “foreign private issuer” within the meaning of Rule 405 of the Act (a “Foreign Private Issuer”);

(xxxvii)  With respect to the share options (the “Share Options”) granted pursuant to the share-based compensation plans of the Company and its subsidiaries (the “Company Share Plans”), (A) each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (B) each such grant was made in accordance with the terms of the Company Share Plans and all applicable laws and regulatory rules or requirements, and (C) each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of the Company; the Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Share Options prior to, or otherwise coordinating the grant of Share Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects;

(xxxviii)  Since the date as of which information is given in the Pricing Prospectus and Prospectus, and except as may otherwise be disclosed in the Pricing Prospectus and Prospectus, the Company has not (A) issued or granted any securities, other than pursuant to employee benefit plans, Company Share Plans or other employee compensation plans or pursuant to outstanding options, rights, warrants or free shares, (B) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (C) entered into any material transaction not in the ordinary course of business or (D) declared or paid any dividends on its share capital. No significant business combination is “probable” for purposes of Regulation S-X under the Securities Act, and no disclosure of a business combination (completed or anticipated), or of any related transactions (including, but not limited to financing arrangements with respect thereto), would be required to be made in the Registration Statement, the Pricing Prospectus and the Prospectus or would be necessary in order to make the statements therein not misleading;

(xxxix)     Except where such would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, or code, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (“Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) there are no pending or, to the knowledge of the Company and its subsidiaries, threatened administrative, regulatory or judicial actions, suits, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings arising under any Environmental Laws against the Company or any of its subsidiaries;

(xl)          (A) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries own or possess the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) (collectively, “Intellectual Property”) necessary or material to conduct their businesses; to the knowledge of the Company or its subsidiaries, neither the Company nor any of its subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed or misappropriated or is currently infringing or misappropriating the Intellectual Property of any person; none of the Company or any of its subsidiaries have received any communication or notice of infringement or misappropriation of any Intellectual Property of any other person or entity; neither the Company nor any of its subsidiaries has received any communication or notice alleging that by conducting their business as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such parties would infringe or misappropriate any of the Intellectual Property of any other person or entity; the Company knows of no infringement or misappropriation by others of Intellectual Property owned by or licensed to the Company or any of its subsidiaries; the Company and its subsidiaries have taken all reasonable steps to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and material trade secrets;

(B)          None of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons in a manner that has or would reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries own or have a valid right to access and use all material computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its subsidiaries (the “Company IT Systems”); the Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries have implemented backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards;

(xli)        The Company and its subsidiaries have operated their respective businesses in a manner compliant with all privacy, data security and data protection laws and regulations, all contractual obligations, all external and internal policies of the Company and its subsidiaries, in each case applicable to the receipt, collection, handling, processing, sharing, transfer, usage, disclosure or storage of all personally identifiable information of employees, customers or of third parties providing any personally identifiable information to Company or any of its subsidiaries (collectively, “Personal Data”), except such as has not resulted or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or its subsidiaries; the Company and its subsidiaries have implemented and maintain policies and procedures intended to ensure the privacy, integrity, security and confidentiality of all Personal Data received, collected, handled, processed, shared, transferred, used, disclosed and/or stored by the Company or its subsidiaries in connection with the Company’s and its subsidiaries’ operation of their business, except such as has not resulted and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or its subsidiaries; to the knowledge of the Company, neither the Company nor any of its subsidiaries has experienced any security incident that has compromised the privacy and/or security of any Personal Data in a manner that has resulted or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or its subsidiaries;

(xlii)        The Company and its subsidiaries (A) possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including those described under the heading “Regulation” and all required banking licenses, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; (B) all licenses, franchises, permits, authorizations, approvals, orders and other concessions of the Company and its subsidiaries have been obtained in full compliance with the laws of each jurisdiction in which the Company and its subsidiaries own or lease properties or conduct any business, have not been revoked, are in full force and effect and, to the knowledge of the Company, will be renewed upon expiration on substantially the same terms, except where the revocation would not, individually or in the aggregate, have a Material Adverse Effect and (C) except where such breach will not individually or in the aggregate have a Material Adverse Effect, the Company and its subsidiaries are not in breach of the terms of any such licenses, franchises, permits, authorizations, approvals, orders or other concessions, and there are no circumstances or proceedings of which the Company is aware which indicate that any of them may be, or if determined adversely to the Company and its subsidiaries may cause any of them to be, revoked, rescinded, voided or repudiated or not renewed, in whole or in part, in the ordinary course of events, except where such revocation, rescission, void, repudiation or non-renewal would not individually or in the aggregate have a Material Adverse Effect;

(xliii)       Except as described in the Pricing Prospectus and the Prospectus or have been effectively waived, there are no contracts, agreements or understandings between the Company or any subsidiary and any person granting such person the right to require the Company or any subsidiary to file a registration statement under the Act with respect to any securities of the Company or any subsidiary owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act; no person has any preemptive rights, priority rights, resale rights, rights of first refusal or other rights to purchase any Shares, ADSs or any other share capital or other equity interest in the Company or any of its subsidiaries; and no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares in the form of ADSs that have not been complied with or otherwise effectively waived;

(xliv)      No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package;

(xlv)       The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares and ADSs;

(xlvi)      Except as described in the Pricing Prospectus and the Prospectus in the section titled “Risk Factors— Risks Relating to Russian Taxation—We are subject to tax audits by the Russian tax authorities, which may result in additional tax liabilities,” the Company and its subsidiaries have paid all taxes and filed all tax returns required to be paid or filed by them through the date hereof except for those taxes and tax returns whose failure to pay or file would not have a Material Adverse Effect and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that has had or would reasonably be expected to have a Material Adverse Effect;

(xlvii)     No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(xlviii)    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(xlix)       There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans, to the extent compliance is required as of the date of this Agreement;

(l)           Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) no approvals are currently required in the Republic of Cyprus or the Russian Federation in order for (1) the Company to pay dividends or other distributions declared by the Company to the Depositary or the holders of Shares or (2) the subsidiaries of the Company to pay dividends or other distributions declared by such subsidiary to the Company; and (B) under current laws and regulations of the Republic of Cyprus and the Russian Federation and any political subdivision thereof, any amounts payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company or the ADSs may be paid by the Company or the Depositary, respectively, in United States dollars and freely transferred out of the Republic of Cyprus or the Russian Federation, and no such payments made to the Depositary or the holders thereof or therein who are non-residents of the Republic of Cyprus or the Russian Federation, as applicable, will be subject to income, withholding or other taxes under laws and regulations of the Republic of Cyprus or the Russian Federation or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Republic of Cyprus or the Russian Federation or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Republic of Cyprus or the Russian Federation or any political subdivision or taxing authority thereof or therein;

(li)          Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no stamp or other issuance or transfer taxes or duties and no withholding taxes are payable under the laws and regulations of the Republic of Cyprus, the Russian Federation or any political subdivision or taxing authority thereof or therein by or on behalf of the Underwriters in connection with (i) the deposit with the Depositary of the Shares by such Selling Shareholder against the issuance of the ADSs and ADRs evidencing the ADSs to be sold by such Selling Shareholder; (ii) the sale and delivery by such Selling Shareholder of the Shares in the form of ADSs to be sold by such Selling Shareholder; (iii) the issuance of the ADSs to or for the account of the Underwriters; (iv) the execution and delivery of this Agreement, the Deposit Agreement or the consummation of the transactions contemplated by this Agreement; or (v) the initial transfer of, or agreement to transfer, the ADSs (or interests in the ADSs) through the facilities of the Depositary Trust Company (“DTC”) to purchasers produced by the Underwriters in the manner contemplated by this Agreement;

(lii)         It is not necessary under the laws of the Republic of Cyprus that any Underwriter be licensed, qualified or entitled to carry on business in the Republic of Cyprus to enable such Underwriter to enforce its respective rights under this Agreement or the performance of the terms and conditions of this Agreement outside of the Republic of Cyprus; the Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic of Cyprus solely by reason of the issuance, acceptance, delivery, performance or enforcement of this Agreement;

(liii)        The choice of the law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Republic of Cyprus and the Russian Federation and will be recognized by the courts in the Republic of Cyprus and the Russian Federation, subject to the conditions and restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement, the Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court;

(liv)        The submission by the Company in Section 19 of this Agreement to the exclusive jurisdiction of the federal or state courts of the United States of America located in the city and County of New York, constitutes a valid and legally binding obligation of the Company and service of process made in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company for purposes of proceedings in such courts under the laws of the Republic of Cyprus and the Russian Federation;

(lv)         Any final judgment for a fixed sum of money rendered by a New York court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced by the Republic of Cyprus, without re-examining the merits of the case under the common law doctrine of obligation; and

(lvi)        There are no debt securities or preferred stock issued, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(lvii)       The ADSs have been listed on the Exchange and the Company is not aware of any notice of delisting.

(Iviii)     Interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b)       Each of the Selling Shareholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)           Except for the registration under the Securities Act of the Shares and the ADSs and such consents, approvals, authorizations and orders as may be required under any state securities, blue sky or antifraud laws or FINRA in connection with the purchase and distribution of the Shares and the ADSs by the Underwriters, all consents, approvals, authorizations and orders necessary (A) for the deposit of the Shares by such Selling Shareholder with the Depositary against issuance of the ADSs to be delivered at each Time of Delivery, (B) for the sale and delivery of the Shares in the form of ADSs to be sold by such Selling Shareholder hereunder, and (C) for the execution and delivery by such Selling Shareholder of this Agreement, have been obtained;

(ii)          The sale of the Shares in the form of ADSs to be sold by such Selling Shareholder hereunder, the deposit of the Shares by such Selling Shareholder with the Depositary against issuance of the ADSs to be delivered by Selling Shareholder at each Time of Delivery, the compliance by such Selling Shareholder with this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the articles of association, by-laws or similar organizational documents of such Selling Shareholder or any statute, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its subsidiaries or any property or assets of such Selling Shareholder except for such breaches, violations, conflicts or defaults which would not individually or in the aggregate in any material respect impair the fulfillment of such Selling Shareholder’s obligations hereunder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement in connection with the deposit of the Shares with the Depositary against issuance of the ADSs and the ADSs to be sold by such Selling Shareholder hereunder, except the registration under the Act of the ADSs, the approval by FINRA of the underwriting terms and arrangements, the approval for listing on the Exchange and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters;

(iii)         Such Selling Shareholder is, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Shareholder will be, the record and beneficial owner of the Shares to be delivered by such Selling Shareholder hereunder at such Time of Delivery, and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign and transfer the Shares in the form of ADSs to be delivered by such Selling Shareholder and to deposit with the Depositary the Shares to be sold in the form of ADSs by such Selling Shareholder at such Time of Delivery; and upon delivery of and payment for the Shares to be sold in the form of ADSs by such Selling Shareholder at each Time of Delivery hereunder, the several Underwriters will acquire valid title to the ADSs free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such ADSs and payment therefor pursuant hereto, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)         Such Selling Shareholder will, prior to each Time of Delivery, deposit Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADSs and ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Time of Delivery;

(v)          On or prior to the date of the Pricing Prospectus, such Selling Shareholder has executed and delivered to the Representative an agreement substantially in the form of Annex II hereto;

(vi)         Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs;

(vii)        Except for any Shares or ADSs sold in the Company's initial public offering in May 2019 or the follow-on offering in July 2020, such Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any of its Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares in the form of ADSs, in each case other than the then most recent Preliminary Prospectus;

(viii)       To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, in the light of the circumstances under which they were made);

(ix)         Such Selling Shareholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 or W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) to prevent U.S. backup withholding tax, if any, that may otherwise apply;

(x)          Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the knowledge of such Selling Shareholder, no stamp or other issuance or transfer taxes or duties and no withholding taxes are payable under the laws and regulations of the Republic of Cyprus, the Russian Federation or any political subdivision or taxing authority thereof or therein by or on behalf of the Underwriters in connection with (i) the deposit with the Depositary of the Shares by such Selling Shareholder against the issuance of the ADSs and ADRs evidencing the ADSs to be sold by such Selling Shareholder; (ii) the sale and delivery by such Selling Shareholder of the Shares in the form of ADSs to be sold by such Selling Shareholder; (iii) the execution and delivery of this Agreement, the Deposit Agreement or the consummation of the transactions contemplated by this Agreement; or (iv) the initial transfer of, or agreement to transfer, the ADSs (or interests in the ADSs) through the facilities of DTC to purchasers produced by the Underwriters in the manner contemplated by this Agreement;

(xi)         Other than this Agreement, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale by such Selling Shareholder of its Shares in the form of ADSs;

(xii)        Neither the Selling Shareholder nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any person or entity, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws;

(xiii)       None of such Selling Shareholder, any of its subsidiaries or, to the knowledge of such Selling Shareholder, any director, officer, agent, employee or affiliate of such Selling Shareholder or any of its subsidiaries is currently the subject of any U.S. sanctions administered by OFAC and the Department of State; and such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering of the ADSs hereunder sold by it, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the subject of any U.S. sanctions administered by OFAC and the Department of State;

(xiv)       Such Selling Shareholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus and the Prospectus to sell its Shares in the form of ADSs pursuant to this Agreement;

(xv)         Such Selling Shareholder is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise; and

(xvi)       Any final judgment for a fixed sum of money rendered by a New York court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against such Selling Shareholder based upon this Agreement has no direct operation in England and Wales and cannot be enforced by registration in the English courts, but may be treated as constituting a cause of action against such Selling Shareholder and may be sued upon summarily in the English courts. The English courts will enter judgement against such Selling Shareholder in such proceedings, without re-examining the merits of the case, provided that: (A) the New York court was duly invested with jurisdiction under applicable foreign laws and has jurisdiction under English conflict of laws; (B) the original judgment is final and conclusive; (C) the original judgment is for a fixed sum of money and not for a tax, fine or penalty; (D) the original judgment was not obtained by fraud or in a manner opposed to natural justice; (E) the original judgment is not for multiple damages (as defined in the Protection of Trading Interests Act 1980); (F) its enforcement is not contrary to public policy or to Section 5 of the Protection of Trading Interests Act 1980; (G) the original judgment is not based on foreign measures which the United Kingdom’s Secretary of State specifies as regulating and controlling international trade and which, in so far as they apply to persons carrying on business in the United Kingdom, are damaging or threaten the trading interests of the United Kingdom; (H) enforcement proceedings are instituted within six years after the date of the original judgment; and (I) the original judgment is not inconsistent with an English judgment in respect of the same point at issue.

2.       Subject to the terms and conditions herein set forth, (i) each of the Selling Shareholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at a purchase price per ADS of $35.705, the number of Firm ADSs (to be adjusted by you so as to eliminate fractional ADSs) determined by multiplying the aggregate number of Firm ADSs to be sold by each of the Selling Shareholders as set forth opposite its name in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm ADSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm ADSs to be purchased by all of the Underwriters from the Selling Shareholders hereunder and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, each of the Selling Shareholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at the purchase price per share set forth in clause (i) of this Section 2 (provided that the purchase price per Optional ADS shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional ADSs) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Shareholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 675,000 Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering sales of ADSs in excess of the number of Firm ADSs (provided that the purchase price per Optional ADS shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs). Any such election to purchase Optional ADSs shall be made in proportion to the number of Optional ADSs to be sold by each Selling Shareholder. Any such election to purchase Optional ADSs may be exercised only by written notice from you to the Selling Shareholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Selling Shareholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.       Upon the authorization by you of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Prospectus.

4.       (a) The ADSs to be purchased by each Underwriter hereunder, registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Selling Shareholders, shall be delivered by or on behalf of the Selling Shareholders to the Representative in the form of ADSs, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by such Selling Shareholder to the Representative at least forty-eight hours in advance. The Selling Shareholders will cause the ADRs representing their respective ADSs to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on June 7, 2021 or such other time and date as the Representative and the Selling Shareholders may agree upon in writing, and, with respect to the Optional ADSs, 9:30 a.m., New York time, on the date specified by the Representative in each written notice given by the Representative of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representative and the Selling Shareholders may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery”; and

(b)     The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 9(p) hereof will be delivered at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020-1095 (the “Closing Location”), and the ADSs will be delivered at the Designated Office, all at such Time of Delivery. A telephonic meeting will be held at the Closing Location at 12:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.      The Company agrees with each of the Underwriters:

(a)     To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports required to be filed by the Company with the Commission pursuant to the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares and ADSs; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the ADSs, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)       Promptly from time to time to take such action as you may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(c)       Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)       To make generally available to its shareholders as soon as practicable (which may be satisfied by filing its Annual Report on Form 20-F with the Commission’s EDGAR system), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)       (i) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or, except in the case of a registration statement on Form S-8, file with the Commission a registration statement under the Act relating to any Ordinary Shares or ADSs or any securities of the Company that are substantially similar to the Ordinary Shares or ADSs, including but not limited to any options or warrants to purchase Ordinary Shares or ADSs or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into, or publicly disclose the intention to enter into, any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise (other than (i) the Shares in the form of ADSs to be sold hereunder, (ii) the grant of awards pursuant to any employee stock option plan, incentive plan or otherwise in equity compensation arrangements existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement or the First Time of Delivery) as disclosed in the Pricing Disclosure Package, (iii) the filing of a registration statement on Form S-8 in connection with the registration of Shares issuable under employee stock option plans, incentive plans or otherwise in equity compensation arrangements existing on the date of this Agreement or the First Time of Delivery as disclosed in the Pricing Disclosure Package; (iv) in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition or (v) in connection with the Company’s joint ventures, commercial relationships, equipment leasing, debt financing or other commercial transactions; provided that in the case of clauses (iv) and (v), the aggregate number of ordinary shares that the Company may sell or issue shall not exceed 5% of the total number of shares outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided further that the Company shall cause each recipient of such securities to execute and deliver to you an agreement in form and substance similar to the lock-up letter described in Section 9(n) hereof), without the prior written consent of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC;

(f)        For so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants); provided that, no reports, documents or other information need to be furnished pursuant to this Section 5(f) to the extent they are available on the Commission’s EDGAR system;

(g)       During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that any report, communication or financial statement that is furnished or filed by the Company and publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished to or filed with the Commission;

(h)       To file with the Commission such information on Form 6-K or Form 20-F as may be required by Rule 463 under the Act;

(i)        If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(j)        Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(k)       To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the ADSs within the meaning of the Act and (ii) the last Time of Delivery; and

(l)        To indemnify and hold each of the Underwriters harmless against stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, which are or may be required to be paid under the laws and regulations of the Republic of Cyprus or the Russian Federation or any jurisdiction in which the Company or such Selling Shareholder is resident for tax purposes or from or through which payment is made on behalf of the Company or such Selling Shareholder, as applicable, (each such jurisdiction, a “Relevant Taxing Jurisdiction”) or any taxing authority thereof or therein in connection with the creation, issuance sale and delivery of the Shares and ADSs to the Underwriters in the manner contemplated by this Agreement and the execution and delivery of this Agreement and the Deposit Agreement.

6.         (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Shareholder, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the ADSs that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the ADSs that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule III(a) hereto;

(b)       The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)       The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d)       The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings; and

(e)        Each Underwriter represents and agrees that it has not undertaken any Section 5(d) Communications.

7.         Solely for the purposes of Article 9(8) of the Commission Delegated Directive 2017/593 (the “Delegated Directive”) regarding the responsibilities of Manufacturers under the Product Governance requirements contained within: (a) Directive 2014/65/EU on markets in financial instruments, as amended ("MiFID II"); (b) Articles 9 and 10 of the Delegated Directive; and (c) local implementing measures (the "MiFID II Product Governance Requirements"), each Underwriter acknowledges to the other Underwriters that it understands the responsibilities conferred upon it under the MiFID II Product Governance Requirements relating to: (i) the target market for the offering; (ii) the eligible distribution channels for dissemination of the Shares, each as set out in the Prospectus; and (iii) the requirement to carry out a product approval process.

8.         The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the ADSs under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the ADS Registration Statements, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Deposit Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the ADSs; (iii) all expenses in connection with the qualification of the ADSs for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the ADSs on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the FINRA of the terms of the sale of the ADSs, provided that the reasonable and documented fees of counsel for the Underwriters relating to subclauses (iii) and (v) of this Section 8 shall not exceed $25,000 in the aggregate; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the cost of investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the officers of the Company, including of the cost of any chartered plane, jet, private aircraft or other aircraft chartered in connection with any “road show” presentation to investors undertaken in connection with the offering; (ix) the cost and charges of the Depositary; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, including (a) any fees and expenses of counsel for the Company and the Selling Shareholders and (b) all expenses and taxes incident to the sale and delivery of the Shares in the form of ADSs to be sold by the Selling Shareholders to the Underwriters hereunder. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the ADSs by them, and any advertising expenses connected with any offers they may make.

9.         The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall each have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)      White & Case LLP, U.S. counsel for the Underwriters, shall have furnished to you their written opinion or opinions and 10b-5 statement, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)       Chrysses Demetriades & Co. LLC, Cyprus counsel for the Underwriters, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)       Latham & Watkins LLP, U.S. counsel for the Company, shall have furnished to you their written opinion and 10b-5 statement, dated such Time of Delivery, in form and substance previously agreed upon and satisfactory to you;

(e)       Antis Triantafyllides & Sons LLC, Cyprus counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance previously agreed upon and satisfactory to you;

(f)       Latham & Watkins LLP, Russian Federation counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance previously agreed upon and satisfactory to you;

(g)       Deloitte Consulting LLC, Russian tax advisors for the Company, shall have furnished to you their written advice, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(h)       The respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance previously agreed upon and satisfactory to you;

(i)       Troutman Pepper Hamilton Sanders LLP, counsel for the Depositary, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(j)        On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, JSC “KPMG” shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(k)       (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital or increase in the long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (A) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (B) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(l)        On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities in the Republic of Cyprus, the Russian Federation or the United States declared by the relevant authorities or a material disruption in commercial banking or securities settlement or clearance services in the Republic of Cyprus, the Russian Federation or the United States; (iv) a change or development involving a prospective change in taxation affecting the Company, any of its subsidiaries or the Shares or the ADSs or the transfer thereof; (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any governmental agency materially affecting the business or operations of the Company or its subsidiaries; (vi) the outbreak or escalation of hostilities involving the Republic of Cyprus, the Russian Federation or the United States or the declaration by the Republic of Cyprus, the Russian Federation or the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the Republic of Cyprus, the Russian Federation or the United States or elsewhere, if the effect of any such event specified in clause (iv), (v),(vi) or (vii) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(m)      The ADSs to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(n)      The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from (i) each shareholder of the Company listed on Schedule IV hereto, (ii) each member of the Company’s board of directors, and (iii) each executive officer of the Company, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you;

(o)       The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(p)       The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (k) of this Section 9;

(q)       There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by or before any governmental agency, in each case with due authority, against or involving any party hereto, in the Republic of Cyprus or elsewhere, that seeks to declare non-compliant, unlawful or illegal, under the Republic of Cyprus laws, rules and regulations, the issuance and sales of the Shares and ADSs, the listing and trading of the ADSs on the Exchange or the transactions contemplated by this Agreement and the Deposit Agreement;

(r)        The Company’s Chief Financial Officer shall have furnished, on the date of the Prospectus and at a time prior to the execution of this Agreement and at such Time of Delivery, a certificate dated the date of the Prospectus and such Time of Delivery, respectively, as set forth in Annex I hereto;

(s)       The Deposit Agreement shall be in full force and effect; and

(t)        At each Time of Delivery, the Underwriters shall have received a certificate of the Depositary, in form and substance satisfactory to the Underwriters, executed by one of its authorized officers with respect to the deposit with the custodian under the Deposit Agreement of the Shares in the form of ADSs to be purchased against the issuance of the ADRs evidencing such ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

10.       (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b)       Each of the Selling Shareholders will, severally and not jointly, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (in the case of the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, in the light of the circumstances under which they were made) in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information; provided further, however, that the aggregate liability of such Selling Shareholder pursuant to this Section 10 shall be limited to an amount equal to the aggregate proceeds, after deducting underwriting commissions and discounts, but before deducting any expenses of the Company or the Selling Shareholders, from the ADSs sold by such Selling Shareholder to the Underwriters.

(c)       Each Underwriter will indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representative expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the tenth, eleventh and twelfth paragraphs under the caption “Underwriting (Conflicts of Interest).”

(d)      Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 10. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)       If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above that resulted in material prejudice (through the forfeiture of substantive rights or defenses) to the indemnifying party, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding any other provisions of this subsection (e), no Selling Shareholder shall be obligated or required to contribute any amount in excess of the amount by which the aggregate proceeds (after deducting any underwriting discounts and commissions received by the Underwriters) from the Shares sold by such Selling Shareholder exceed the amount of any damages which such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. Each Selling Shareholder’s obligation in this subsection (e) to contribute is several in proportion to the proceeds from the Shares sold by such Selling Shareholder after deducting any underwriting discounts and commissions received by the Underwriters, but before deducting any expenses of the Company or the Selling Shareholder.

(f)       The obligations of the Company and the Selling Shareholders under this Section 10 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

11.      (a)         If any Underwriter shall default in its obligation to purchase the ADSs that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such ADSs, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such ADSs, or the Company or a Selling Shareholder notifies you that it has so arranged for the purchase of such ADSs, you or the Company or the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)       If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, then the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all of the ADSs to be purchased at such Time of Delivery, or if the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Optional ADSs shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.       The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the ADSs.

13.       If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason any ADSs are not delivered by or on behalf of the Selling Shareholders as provided herein, the Company will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14.       In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative on behalf of the Underwriters.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representative: Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, with a copy to the Legal Department; if to any Selling Shareholder shall be delivered or sent by mail or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any shareholder that has delivered a lock-up letter described in Section 9(n) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such shareholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you on request; provided further that notices under Section 5(e) hereof shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as you at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room, with a copy to the Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.       This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.       Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.       The Company and the Selling Shareholders acknowledge and agree that (i) the purchase and sale of the Shares to be delivered in the form of ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.

18.       This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19.      (a) This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and each Selling Shareholder irrevocably submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company and each Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or a Selling Shareholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any Specified Court with respect to itself or its property, the Company and the Selling Shareholders irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)       In connection with this Agreement, the Company has irrevocably appointed Cogency Global Inc., as its authorized agent in the city of New York upon which process may be served in any such suit or proceeding, and the Company agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 14, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

(c)       Notwithstanding any contrary provision of this Agreement, before a party which is party to a Dispute has commenced or taken any step in proceedings relating to such Dispute pursuant to paragraph (a) above (including, for the avoidance of doubt, as a defendant to such proceedings), but in any event within 30 days of receipt by the defendant party of service of process, it may elect by notice in writing (an “Election Notice”) to all other parties to the Dispute that such Dispute shall instead be resolved by arbitration in accordance with this paragraph (c). Following valid service of such an Election Notice, no court shall have jurisdiction in respect of such Dispute, and any proceedings commenced under paragraph (a) in respect of such Dispute shall be voluntarily withdrawn by the Party that commenced such proceedings.

If any Party has validly served an Election Notice in respect of any Dispute in accordance with this paragraph (c), such Dispute shall be referred to and finally resolved by arbitration under the International Arbitration Rules of the International Centre for Dispute Resolution (“ICDR”) in accordance with this paragraph (c).

(i) The arbitral tribunal shall consist of three arbitrators, each of whom shall be a member of the New York State Bar. The claimant(s), irrespective of number, shall jointly nominate one arbitrator within 30 days after the commencement of the arbitration; the respondent(s), irrespective of number, shall jointly nominate the second arbitrator within 30 days after the commencement of the arbitration; and a third arbitrator, who shall serve as presiding arbitrator, shall be nominated by the two arbitrators nominated by or on behalf of the claimant(s) and respondent(s) within 30 days of the date of nomination of the later of the two arbitrators nominated by or on behalf of the claimant(s) and respondent(s). If any of the arbitrators is not nominated within the applicable time period stated in this paragraph (c)(i) such arbitrator shall be appointed by the ICDR as soon as possible, preferably within 15 days.

(ii) Notwithstanding paragraph (c)(i) above, in the event that there are two or more claimants or respondents in an arbitration commenced in accordance with this paragraph (c) and either the multiple claimants or respondents fail to nominate an arbitrator within 30 days after the commencement of the arbitration, all three arbitrators shall be appointed by the ICDR as soon as possible, preferably within 15 days of such failure, and the ICDR shall designate one of them as presiding arbitrator.

(iii) The seat of arbitration shall be New York, New York and the language of the arbitration shall be English.

20.       Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each Selling Shareholder agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and such Selling Shareholder and may be enforced in any other courts to the jurisdiction of which the Company or such Selling Shareholder is or may be subject, by suit upon such judgment.

21.      The Company and each Selling Shareholder agrees to indemnify the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made against the Company or such Selling Shareholder for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Selling Shareholder, shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

22.      If any sum payable by the Company or a Selling Shareholder under this Agreement is subject to tax levied in a Relevant Taxing Jurisdiction in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of such Underwriter (excluding net income taxes), the sum payable to such Underwriter under this Agreement shall be increased to such sum as will ensure that such Underwriter shall be left with the sum it would have had in the absence of such tax; except to the extent that such tax was imposed due to (i) an Underwriter having any present or former connection with such jurisdiction other than solely as a result of the execution and delivery of, or performance of, its obligations under this Agreement or receipt of any payments or enforcement of rights hereunder or (ii) the failure of an Underwriter to provide any form, certificate, document or other information that would have reduced or eliminated the withholding or deduction of such tax.

23.       This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

24.       Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

25. (a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 25: (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

HeadHunter Group PLC

By:
Name:
Title:

ELQ Investors VIII Limited

By:
Name:
Title:

Highworld Investments Limited

By:
Name:
Title:

Accepted as of the date hereof

Goldman Sachs & Co. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I
		Number of Optional
		ADSs to be
		Purchased if
	Total Number of	Maximum
	Firm ADSs	Option
Underwriter	to be Purchased	Exercised
Goldman Sachs & Co. LLC	2,828,571	424,286
Morgan Stanley & Co. LLC	1,671,429	250,714
Total	4,500,000	675,000

SCHEDULE II
		Number of Optional
		ADSs to be
		Sold if
	Total Number of Firm ADSs	Maximum Option
	to be Sold	Exercised
The Selling Shareholders:
ELQ Investors VIII Limited(a)	2,250,000	337,500
Highworld Investments Limited(b)	2,250,000	337,500

Total	4,500,000	675,000

(a)       This Selling Shareholder is represented by Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004, Attn: Ben Perry.

(b)       This Selling Shareholder is represented by O’Neal Webster, 2nd Floor, Commerce House, 181

Main Street, P.O. Box 961, Road Town, Tortola, British Virgin Islands VG 1110.

SCHEDULE III

(a)        Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None

(b)        Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The public offering price per share for the ADSs is $37.00

The number of ADSs purchased by the Underwriters is 4,500,000

SCHEDULE IV

Name of Shareholder	Address
ELQ Investors VIII Ltd	Plumtree Court, 25 Shoe Lane, London, EC4A 4AU, United Kingdom
Highworld Investments Limited	Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands

ANNEX I

FORM OF CHIEF FINANCIAL OFFICER CERTIFICATE

[See attached]

CHIEF FINANCIAL OFFICER’S CERTIFICATE

HeadHunter Group PLC

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

As representative (the “Representative”) of the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”)

[●], 2021

Public Offering of American Depositary Shares (the “ADSs”) of HeadHunter Group PLC (together with its subsidiaries, the “Company”) (the “Offering”)

I am providing this certificate pursuant to section 9(r) of the underwriting agreement between, among others, the Company, the Selling Shareholders (as defined therein) and Goldman Sachs & Co. LLC, dated [●], 2021 (the “Underwriting Agreement”), and for the purposes of the due diligence review undertaken by you in connection with the Offering, which investigation also includes the delivery to you of a comfort letter from JSC “KPMG”. I refer to Registration Statement on Form F-3 (File No. 333-239560), the base prospectus dated June 30, 2020 included therein, as well as the documents incorporated by reference in the registration statement (collectively, the “Registration Statement”). In addition, I refer to the [preliminary / final] prospectus supplement, dated [●], 2021, as well as the documents incorporated by reference in the prospectus supplement (collectively, the “Prospectus Supplement”), used in connection with the offer and sale of the ADSs.

I am delivering this certificate solely in my capacity as Chief Financial Officer of the Company, and solely on behalf of the Company, and not in my individual capacity. In no event shall I be subject to any personal liability for any of the statements made or contained herein.

I hereby confirm that:

1.	I am knowledgeable with respect to the accounting, operations, controls and records systems of the Company and, with respect to management information, the methods and procedures by which such information is derived and, where relevant, the judgments used in such calculation and the methods and procedures by which any estimations are made in reliance upon management judgments or forecasts.

2.	Based upon such familiarity and the examination of the Company's accounting, operations, controls and records systems undertaken by me or members of my staff who report to me, as well as my knowledge of the procedures and policies upon which management information is based, I have determined that each of the items circled on the pages copied from the Registration Statement and the Prospectus Supplement (the “Identified Information”) is true, correct and accurate in all material respects, has been calculated or estimated from information contained in and/or accurately extracted from such systems, has been accurately derived from the applicable accounting, operational data, or financial records of the Company and has been properly compiled for the purpose of the Company's financial or operational reporting. Where the Identified Information has been calculated or estimated, in whole or in part, in reliance upon management judgments or forecasts, such judgments or forecasts have been made in good faith on a reasonable basis for the purposes for which they are made.

This certificate has been prepared for the benefit of the Underwriters in connection with the Offering, and the Underwriters and their representatives, including counsel to the Underwriters, are entitled to reasonably rely on this certificate for any purpose related to the Offering. The addressees may disclose this certificate to their affiliates and, on a non-reliance basis, if required to do so by law or regulation, by order of a court or by regulatory authority, or in seeking to establish a defense in, or avoid or resolve, any legal or regulatory proceeding or investigation relating to the matters set out in this certificate.

This certificate shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

Yours faithfully,

Gregory Moiseev
Chief Financial Officer for and on behalf of HeadHunter Group PLC

ANNEX II

FORM OF LOCK UP AGREEMENT

[See attached]

HeadHunter Group PLC

Lock-Up Agreement

_________________, 2021

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Re: HeadHunter Group PLC - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with HeadHunter Group PLC, a company incorporated under the laws of the Republic of Cyprus (the “Company”), and the Selling Shareholders named in Schedule II to such agreement, providing for a public offering (the “Public Offering”) of American Depositary Shares (the “ADSs”) representing ordinary shares of the Company (the “Shares”) pursuant to a Registration Statement on Form F-3 and a Registration Statement on Form F-6 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date [●]1 days after the date set forth on the final prospectus used to sell the ADSs (the “Shareholder Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of (or publicly disclose the intention to do any of the forgoing) any ADSs or Shares of the Company, or any options or warrants to purchase any ADSs or Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), other than any ADSs or Shares sold pursuant to the Public Offering as contemplated by the Underwriting Agreement or as otherwise provided herein. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

1 180 days for the Selling Shareholders; 60 days for directors and officers.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares:

(i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein,

(ii) to any beneficiary of the undersigned pursuant to a will, other testamentary document or intestate succession to the legal representatives, heirs, beneficiary or immediate family member of the undersigned, provided that the beneficiary or beneficiaries, heir or heirs or legal representatives thereof agree to be bound in writing by the restrictions set forth herein,

(iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or the partnership or the limited liability company or other entity agrees to be bound in writing by the restrictions set forth herein,

(iv) to its affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided that the recipient thereof agree to be bound in writing by the restrictions set forth herein,

(v) if the undersigned is a partnership, limited liability company or corporation, as a distribution or transfer to partners, members or shareholders of the undersigned, provided, that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided, further, that any such transfer shall not involve a disposition for value,

(vi) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, provided, that the transferee agrees to be bound in writing by the restrictions set forth herein,

(vii) if such Shares were acquired in open market transactions following the Public Offering,

(viii) to the Company upon death, disability or termination of employment, in each case, of the undersigned,

(ix) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction following the Public Offering made to all holders of the Company’s ordinary shares that has been approved by the Company’s board of directors pursuant to which ninety percent (90%) of the ownership of the Company is transferred to such third party, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement, or

(x) with the prior written consent of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC on behalf of the Underwriters.

In addition, with respect to clauses (i) through (viii) above, it shall be a condition to such transfer that no filing by the undersigned or any other party under the Exchange Act or the Securities Act of 1933, as amended, or other public announcement shall be required or shall be made voluntarily during the Shareholder Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) through (x) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The restrictions described herein shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, provided that no transfers occur under such plan during such Shareholder Lock-Up Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith until after the expiration of the Shareholder Lock-Up Period.

Notwithstanding anything herein to the contrary, Goldman Sachs & Co. LLC and its affiliates, other than the undersigned, may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder if the underwriting agreement for the Public Offering is executed but is terminated (other than with respect to the provisions thereof which survive termination) prior to payment for and delivery of the ADSs to be sold thereunder.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name

Authorized Signature

Title